EXHIBIT 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 28, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and CENTRA SOFTWARE, INC., a Delaware corporation with its principal place of business at 430 Bedford Street, Lexington, Massachusetts 02173 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 5, 1997, evidenced by, among other documents, a certain Loan and Security Agreement dated as of November 5, 1997, as affected and amended by (i) a First Loan Modification Agreement dated December 30, 1998, (ii) a Second Loan Modification Agreement dated April 12, 1999, (iii) a Third Loan Modification Agreement dated December 22, 2000, (iv) a Fourth Loan Modification Agreement dated May 4, 2001, and (v) a Fifth Loan Modification Agreement dated September 26, 2002 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Equipment Advance” or “Equipment Advances” shall mean any advance made hereunder pursuant to Section 2.1.2, Section 2.1.3, Section 2.1.5 or Section 2.1.6.”

and inserting in lieu thereof the following:

““Equipment Advance” or “Equipment Advances” shall mean any advance made hereunder pursuant to Section 2.1.2, Section 2.1.3, Section 2.1.5, Section 2.1.6, or Section 2.1.7.”

2.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

““Maturity Date” means the (i) the Equipment Maturity Date, (ii) the 1999 Equipment Maturity Date, (iii) the 2000 Equipment Maturity Date, or (iv) 2002 Equipment Maturity Date.”

and inserting in lieu thereof the following:

““Maturity Date” means the (i) the Equipment Maturity Date, (ii) the 1999 Equipment Maturity Date, (iii) the 2000 Equipment Maturity Date, (iv) 2002 Equipment Maturity Date, or (v) 2004 Equipment Maturity Date.”

3.	The Loan Agreement shall be amended by inserting the following definitions, in alphabetical order, in Section 1.1 thereof:

““2004 Closing Date” is September     , 2004.

“2004 Equipment Line” means an Equipment Advance or Equipment Advances of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00).

“2004 Equipment Availability End Date” is the date which is twelve (12) months after the 2004 Closing Date.

“2004 Equipment Maturity Date” is, with respect to each Equipment Advance made under the 2004 Equipment Line, thirty-six (36) months from the first Business Day of the month following the 2004 Funding Date for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

“2004 Funding Date” means the date on which any Equipment Advance is made under the 2004 Equipment Line.

“2004 Unused Line Fee” has the meaning set forth in Section 2.1.7(f).”

4.	The Loan Agreement shall be amended by inserting after Section 2.1.6 thereof the following new Section 2.1.7 entitled “2004 Equipment Advances”:

“2.1.7 2004 Equipment Advances.

(a) Subject to and upon the terms and conditions of this Agreement, at any time through the 2004 Equipment Availability End Date, Bank agrees to make Equipment Advances to Borrower under this Section 2.1.7 in an aggregate outstanding amount not to exceed the 2004 Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. Each invoice submitted at the time of each Equipment Advance request may not be more than ninety (90) days past the invoice date in order to be eligible for an Equipment Advance. Notwithstanding the foregoing, in connection with the initial Equipment Advance under the 2004 Equipment Line, invoices submitted to Bank for financing may have invoice dates from and after May 1, 2003; provided, however, such initial Equipment under the 2004 Equipment Line shall be requested on or before thirty (30) days after the 2004 Closing Date. The Equipment Advances shall be used only to purchase Equipment and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software and other soft costs, including taxes, shipping, warranty charges, freight discounts and installation expense, approved by Bank may only constitute up to 25% of aggregate Equipment Advances made under the 2004 Equipment Line.

(b) Interest shall accrue from the date of each Equipment Advance pursuant to this Section 2.1.7 at a per annum rate equal to the aggregate of the Prime Rate, plus one half of one percent (0.50%). Principal and interest on each Equipment Advance under the 2004 Equipment Line shall be repaid in accordance with Section 2.1.7(c) below.

(c) For each Equipment Advance under the 2004 Equipment Line, Borrower shall make: (i) equal monthly payments of principal calculated by Bank based upon: (1) the amount of the Equipment Advance, and (2) an amortization schedule equal to thirty-six (36) months, plus (ii) accrued interest at the rate set forth in Section 2.1.7(b), above. Payments shall be due on the first Business Day of the month following the 2004 Funding Date and continuing thereafter on the first Business Day of each successive calendar month until the 2004 Equipment Maturity Date. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. Unless sooner repaid, all Equipment Advances under the 2004 Equipment Line, together with all accrued and unpaid interest thereon, shall be due and payable in full on the 2004 Equipment Maturity Date with respect to each such Equipment Advance. Equipment Advances, once repaid, may not be reborrowed.

(d) When Borrower desires to obtain an Equipment Advance under the 2004 Equipment Line, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed. Each Equipment Advance under the 2004 Equipment Line shall be in a minimum amount of $200,000.00.

(e) In addition to any other fee to be paid by Borrower on account of the 2004 Equipment Line, Borrower shall pay Bank a 2004 Unused Line Fee of one quarter of one percent (0.25%) of the difference between the full amount of the 2004 Equipment Line and the amount of all Equipment Advances made under the 2004 Equipment Line as of the earlier of (i) an Event of Default or (ii) the 2004 Equipment Availability End Date, as reasonably determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any 2004 Unused Line Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder.”

5.	The Loan Agreement shall be amended by deleting Section 6.3 in its entirety and inserting in lieu thereof the following:

“6.3 Financial Statements, Reports, Certificates. (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within: (1) thirty (30) days after the end of each month, and (2) forty-five (45) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (ii) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; and (iv) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

(b) Within: (i) thirty (30) days after the end of each month, (ii) forty-five (45) days after the last day of each quarter, and (iii) one hundred twenty (120) days after the end of Borrower’s fiscal year, Borrower shall deliver to Bank, with the financial statements required herein, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(c) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.”

6.	The Loan Agreement shall be amended by deleting Section 6.7 entitled “Principal Depository” in its entirety and inserting in lieu thereof the following:

“6.7 Principal Depository. In order to permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s, and such Subsidiaries’, primary depository and operating accounts with Bank and at least 25% of Borrower’s or such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ operations shall be maintained or administered through Bank. Notwithstanding the foregoing, by no later than October 31, 2004, 100% of Borrower’s or such Subsidiaries’ cash or securities in excess of that amount used for Borrower’s or such Subsidiaries’ operations shall be maintained or administered through Bank.”

7.	The Loan Agreement shall be amended by deleting Section 6.9 entitled “Minimum Cash Requirement” in its entirety and inserting in lieu thereof the following:

“6.9 Minimum Cash/Investments Requirement. Borrower shall maintain at Bank, at all times, minimum unrestricted cash on hand, cash equivalents and Permitted Investments of at least Ten Million Dollars ($10,000,000.00), as determined solely by Bank.”

8.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of November 5, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

5. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. .

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

CENTRA SOFTWARE, INC.	SILICON VALLEY BANK, doing business as
SILICON VALLEY EAST

By:	By:

Name:	Name:

Title:	Title:

SILICON VALLEY BANK

By:

Name:

Title:

(signed in Santa Clara County, California)

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	CENTRA SOFTWARE, INC.

The undersigned authorized officer of CENTRA SOFTWARE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements & CC	Monthly within 30 days		Yes	No
Quarterly financial statements & CC	Quarterly within 45 days		Yes	No
Annual (CPA Audited) & CC	FYE within 120 days		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:
Minimum Cash/Investments
Requirement (monthly) (at SVB)	$10,000,000.00	$	Yes	No

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Sincerely,		Received	By:
	Date:	Date:

SIGNATURE		Reviewed	By:
Compliance Status: Yes /No
TITLE

(56120/28)